EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the 2006 Equity Incentive Plan of Grill Concepts, Inc., of our report dated March 31, 2006, appearing in the Annual Report on Form 10-K filed April 4, 2006, on the consolidated financial statements of Grill Concepts, Inc. as of December 25, 2005 and December 26, 2004 and for the years then ended.

Moss Adams LLP
/s/ Moss Adams

Los Angeles, California
August 11, 2006